UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Washington Street Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

(651) 310-7911

Registrant’s telephone number, including area code

The St. Paul Travelers Companies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 26, 2007, The St. Paul Travelers Companies, Inc. (the “Company”) amended its Articles of Incorporation to change its name to The Travelers Companies, Inc. and, effective the same day, amended its Bylaws to reflect the name change.  The Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1, and the Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

On February 26, 2007, the Company issued a press release announcing the name change to The Travelers Companies, Inc., effective immediately. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., effective as of February 26, 2007
3.2	Amended and Restated Bylaws of The Travelers Companies, Inc., effective as of February 26, 2007
99.1	Press release issued by The Travelers Companies, Inc., dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Bridget M. Healy
Name: Bridget M. Healy
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., effective as of February 26, 2007
3.2	Amended and Restated Bylaws of The Travelers Companies, Inc., effective as of February 26, 2007
99.1	Press release issued by The Travelers Companies, Inc., dated February 26, 2007